SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                            of 1934 (Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                           IPALCO Enterprises, Inc.
- --------------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                           IPALCO Enterprises, Inc.
- --------------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:
       ___________________________________________________________________

    2) Aggregate number of securities to which transaction applies:
       ___________________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1
       ___________________________________________________________________

    4) Proposed maximum aggregate value of transaction:
       ___________________________________________________________________

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form on Schedule and the date of its filing.

    1) Amount Previously Paid:
       ___________________________________________________________________

    2) Form, Schedule or Registration Statement No.:
       ___________________________________________________________________

    3) Filing Party:
       ___________________________________________________________________

    4) Date Filed:
       ___________________________________________________________________

                           IPALCO ENTERPRISES, INC.
                              25 Monument Circle
                                P. O. Box 1595
                       Indianapolis, Indiana 46206-1595

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 19, 1995

TO THE SHAREHOLDERS OF
IPALCO ENTERPRISES, INC.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of IPALCO Enterprises, Inc. will be held at the office of the corporation, 25 Monument Circle, Indianapolis, Indiana on Wednesday, April 19, 1995, at 11 o`clock A.M. (Eastern Standard Time), for the following purposes:

      1. To elect six directors in Class III to hold office for terms of three years each and until their successors are duly elected and qualified;

      2. To vote on approval of the IPALCO Enterprises, Inc. Long-Term Performance and Restricted Stock Incentive Plan (As Amended and Restated Effective January 1, 1995); and

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors fixed the close of business on Monday, February 27, 1995 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof.

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. Whether or not you expect to be present at the meeting, you are urged to fill in, date and sign the enclosed proxy and return it immediately in the accompanying postage guaranteed envelope.

      By order of the Board of Directors.

                                        IPALCO ENTERPRISES, INC.
                                        By: BRYAN G. TABLER, Secretary


Indianapolis, Indiana
March 6, 1995

                               TABLE OF CONTENTS

ANNUAL MEETING INFORMATION . . . . . . . . . . . . . . . . . . . . . . .   1
   Date, Time and Place of Annual Meeting. . . . . . . . . . . . . . . .   1
   Proxy Revocable . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
   Solicitation of Proxies . . . . . . . . . . . . . . . . . . . . . . .   1
   Other Business. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
   Date of Receipt of Shareholder Proposals. . . . . . . . . . . . . . .   2

RELATIONSHIP WITH AUDITOR. . . . . . . . . . . . . . . . . . . . . . . .   2

VOTING SECURITIES AND BENEFICIAL OWNERS. . . . . . . . . . . . . . . . .   2
   Beneficial Owners of 5% or More of Common Stock . . . . . . . . . . .   2
   Beneficial Ownership of Common Stock By Directors, Nominees and
   Executive Officers. . . . . . . . . . . . . . . . . . . . . . . . . .   3

PROPOSAL 1 -- ELECTION OF SIX DIRECTORS. . . . . . . . . . . . . . . . .   4
   Nominees For Directors To Be Elected At the 1995 Annual Meeting . . .   4
          CLASS III. . . . . . . . . . . . . . . . . . . . . . . . . . .   4
   Current Directors Whose Terms Expire in 1996 (Class I) and in 1997
   (Class II). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
          CLASS I. . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
          CLASS II . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
   Vote Required For Election of Directors . . . . . . . . . . . . . . .   7
   Procedure To Propose Nominees For Director. . . . . . . . . . . . . .   7
   Number Of Board Meetings and Attendance . . . . . . . . . . . . . . .   7
   Committees of the Board . . . . . . . . . . . . . . . . . . . . . . .   7
   Other Required Disclosure . . . . . . . . . . . . . . . . . . . . . .   8

PROPOSAL 2 -- APPROVING ADOPTION OF IPALCO ENTERPRISES, INC.
LONG-TERM PERFORMANCE AND RESTRICTED STOCK INCENTIVE PLAN
   (As Amended and Restated Effective January 1, 1995) . . . . . . . . .   8
   Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
   Summary of the Plan . . . . . . . . . . . . . . . . . . . . . . . . .   9
   Federal Income Tax Consequences of Grants Under the Plan. . . . . . .  11
   Vote Required to Approve the Plan . . . . . . . . . . . . . . . . . .  11

COMPENSATION OF EXECUTIVE OFFICERS . . . . . . . . . . . . . . . . . . .  11
   Nature and Types of Compensation. . . . . . . . . . . . . . . . . . .  11
   Summary Compensation - Table I. . . . . . . . . . . . . . . . . . . .  12
   Option Exercises - Table II . . . . . . . . . . . . . . . . . . . . .  13
   Long-Term Incentive Plans - Table III . . . . . . . . . . . . . . . .  14
   Subsidiary Incentive Plan . . . . . . . . . . . . . . . . . . . . . .  15

COMPENSATION OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . .  15
   Standard Arrangements . . . . . . . . . . . . . . . . . . . . . . . .  15
   Certain Business Relationships. . . . . . . . . . . . . . . . . . . .  15

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE
   COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
   Compensation Policies Relating Generally to Executive Officers. . . .  16
          Base Salary. . . . . . . . . . . . . . . . . . . . . . . . . .  16
          Annual Incentive Plan. . . . . . . . . . . . . . . . . . . . .  16
          Long-Term Incentive Plan . . . . . . . . . . . . . . . . . . .  17
          Stock Option Plan. . . . . . . . . . . . . . . . . . . . . . .  17
   Basis for Chief Executive Officer's Compensation. . . . . . . . . . .  18
   Compensation Committee Interlocks and Insider Participation . . . . .  18
   Performance Graph - Table IV. . . . . . . . . . . . . . . . . . . . .  19
   Performance Graph . . . . . . . . . . . . . . . . . . . . . . . . . .  20
   Pension Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
          Pension Plan Table - Table V . . . . . . . . . . . . . . . . .  20
   Employment Contracts and Termination of Employment and Change-in-
   Control Arrangements. . . . . . . . . . . . . . . . . . . . . . . . .  21

APPENDIX A -- Text of IPALCO Enterprises, Inc.
     Long-Term Performance and Restricted Stock Incentive Plan
     (As Amended and Restated Effective January 1, 1995) . . . . . . . . A-1

                            IPALCO ENTERPRISES, INC.
                        25 Monument Circle  P. O. Box 1595
                         Indianapolis, Indiana 46206-1595



                               PROXY STATEMENT
                        For Annual Meeting of Shareholders
                           To Be Held April 19, 1995
                        (Mailed on or about March 6, 1995)

                        ANNUAL MEETING INFORMATION

Date, Time and Place of Annual Meeting

      The information set forth in this Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of IPALCO Enterprises, Inc. (``IPALCO'') for use at its Annual Meeting of Shareholders to be held April 19, 1995, at 11:00 o'clock A.M. (EST) at the principal office of IPALCO, 25 Monument Circle, Indianapolis, Indiana, pursuant to the foregoing Notice of Annual Meeting, and at any adjournment of such meeting.

Proxy Revocable

      A shareholder executing and delivering the enclosed proxy has the unconditional right to revoke it at any time before the authority granted thereby is exercised.

Solicitation of Proxies

      This solicitation of proxies is being made by IPALCO and the expenses thereof will be borne by IPALCO. The principal solicitation is being made by mail. However, additional solicitation may be made by telephone, telegraph or personal contact by officers and other employees of IPALCO and its subsidiaries, who will not be additionally compensated therefor. IPALCO expects to reimburse broker-dealers and others for reasonable expenses of forwarding proxy material to beneficial owners.

Other Business

      Management is not aware of any business to be presented at the 1995 Annual Meeting other than the election of six directors and the approval of the IPALCO Enterprises, Inc. Long-Term Performance and Restricted Stock Incentive Plan. The minutes of the Annual Meeting of Shareholders held April 20, 1994, will be presented for approval at the 1995 Annual Meeting; however, such action is not intended to constitute approval or disapproval of any matter referred to in such minutes. If other matters are properly brought before the meeting, or any adjournment thereof, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment on such matters.

Date of Receipt of Shareholder Proposals

      If a shareholder intends to present a proposal at the Annual Meeting of Shareholders to be held April 17, 1996, the proposal must be received by the Corporate Secretary for inclusion in IPALCO's proxy statement and form of proxy not later than November 7, 1995.


                          RELATIONSHIP WITH AUDITOR

      Deloitte & Touche, with offices at Market Tower, Suite 3000, 10 West Market Street, Indianapolis, Indiana, has been the auditor of IPALCO since its inception. Upon the recommendation of the Audit Committee, that firm was again appointed by IPALCO's Board of Directors to serve as auditor for IPALCO and its subsidiaries for the current year. A representative of Deloitte & Touche will be present at the Annual Meeting of Shareholders to be held April 19, 1995, and will be given the opportunity to make a statement and to respond to appropriate shareholders' questions.


                   VOTING SECURITIES AND BENEFICIAL OWNERS

      On February 10, 1995, IPALCO had outstanding 37,755,966 shares of common stock. In addition, there are a total of 41,246,338 authorized but unissued shares of common stock reserved for issuance in accordance with the provisions of the Shareholder Rights Plan, the Automatic Dividend Reinvestment and Stock Purchase Plan (the ``Dividend Reinvestment Plan''), the 1991 Directors Stock Option Plan, and the 1990 (Officers) Stock Option Plan, all of which are IPALCO Plans and of the Employees' Thrift Plan (the ``Thrift Plan'') of Indianapolis Power & Light Company (``IPL''), a subsidiary of IPALCO. Each share of common stock entitles its owner to one
(1) vote upon each matter to come before the meeting. Only shareholders of record at the close of business on Monday, February 27, 1995, will be entitled to vote at the meeting or at any adjournment thereof.

Beneficial Owners of 5% or More of Common Stock

      At January 31, 1995, the following beneficial owners held more than 5% of IPALCO's voting securities:

- -------------------------------------------------------------------------------------------------
                Name and Address of                        Amount and Nature            Percent
Title of Class    Beneficial Owner                      of Beneficial Ownership         of Class
- -------------------------------------------------------------------------------------------------

Common Stock    IPALCO (Employees' Thrift Plan)         3,499,154 shares<F1>            9.27
                c/o National City Bank, Indiana,
                Trustee
                101 West Washington Street
                Indianapolis, Indiana 46255
_________________________________


        <F1>    Trustee, under a continuing agreement, has discretion to vote shares as to which no voting instructions are received.
- ----------------------------------------------------------------------------------------------------


Beneficial Ownership of Common Stock By Directors, Nominees and Executive Officers

      At January 31, 1995, the following-named directors, nominees and executive officers of IPALCO, individually and as a group, beneficially owned equity securities of IPALCO as follows:

- -------------------------------------------------------------------------------------------
                            Name of                 Amount and Nature          Percent
Title of Class          Beneficial Owner        of Beneficial Ownership<F1>   of Class<F4>
- -------------------------------------------------------------------------------------------
Common Stock       Joseph D. Barnette, Jr.         5,073 shares        <F3>
                   Robert A. Borns                18,689 shares        <F3>
                   John R. Brehm                  22,398 shares        <F2>
                   Mitchell E. Daniels, Jr.        8,100 shares        <F3>
                   Rexford C. Early                1,579 shares
                   Otto N. Frenzel III            16,800 shares        <F3>
                   Max L. Gibson                   3,400 shares
                   Edwin J. Goss                   5,428 shares        <F3>
                   N. Stuart Grauel               30,308 shares        <F2>
                   Earl B. Herr, Jr.               5,103 shares
                   John R. Hodowal               102,526 shares        <F2>
                   Ramon L. Humke                100,934 shares        <F2>
                   Sam H. Jones                    8,240 shares        <F3>
                   Andre B. Lacy                  19,900 shares        <F3>
                   L. Ben Lytle                    4,445 shares
                   Michael S. Maurer               3,086 shares
                   Thomas M. Miller                4,358 shares
                   Sallie W. Rowland               8,738 shares        <F3>
                   Thomas H. Sams                  9,292 shares        <F3>
                   Gerald D. Waltz                60,063 shares        <F2>
                   All 27 directors and
                   executive officers, as
                   a group                       554,577 shares        <F2>, <F3> 1.2%


<F1>  Except as otherwise noted below, each person named in the table has sole voting and investment power with respect to all shares of common stock listed as owned by such person. Shares beneficially owned include 405,834 shares that may be acquired pursuant to exercise of outstanding options that are exercisable within 60 days as follows: Mr. Barnette-2,000; Mr. Borns-4,000; Mr. Brehm-15,000; Mr. Daniels-8,000;
      Mr. Frenzel-8,000; Mr. Goss-4,000; Mr. Grauel-20,000; Dr. Herr-4,000; Mr. Hodowal-
      85,000; Mr. Humke-85,000; Mr. Jones-8,000; Mr. Lacy-8,000; Mr. Lytle-4,000; Mr.
      Maurer-2,000; Mr. Miller-4,000; Mrs. Rowland-8,000; Mr. Sams-8,000; Mr. Waltz-
      40,000; other executive officers-88,834; directors and executive officers as a group-
      405,834.

<F2>  Includes vested and contingent interests in shares of common stock held by the Trustee in the Thrift Plan (stated in whole shares) of: Mr. Brehm-7,106; Mr. Grauel-9,826; Mr.
      Hodowal-16,052; Mr. Humke-3,283; Mr. Waltz-19,359; other executive officers-24,970; and
      all directors and executive officers as a group-80,596.

<F3>  Includes 20,031 shares owned by or with family members sharing their home and shares held in trust or other arrangements with family members. Also includes 8,000 shares owned by LDI, Ltd. and 800 shares owned by the Lacy Foundation of which Mr. Lacy is a partner and a director, respectively, and 400 shares representing his vested interest in a self-employment retirement plan, totaling 9,200 shares, 6,784 of which he disclaims beneficial ownership. Mr. Sams disclaims beneficial ownership of 1,000 shares of the total shares shown opposite his name.

<F4>  Percentages less than 1% of total common stock outstanding are not indicated.

                 PROPOSAL 1 -- ELECTION OF SIX DIRECTORS

      At a meeting held January 31, 1995, the Executive Committee of the Board nominated 6 directors to stand for election as Class III directors of IPALCO at its Annual Meeting of Shareholders to be held April 19, 1995, for terms of three years each and until their successors are duly elected and qualified.

      Proxies representing shares held on the record date which are returned duly executed, will be voted, unless otherwise specified, in favor of the 6 nominees for the Board of Directors named below in Class III. All such nominees are members of IPALCO's present Board of Directors and all nominees have consented to serve if elected. However, if any nominee becomes unavailable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee.

      The nominees for directors in Class III, the current directors in Class I and Class II, as assigned by the Board of Directors, and the names, ages (as of April 19, 1995), business experience and directorships of such nominees and directors are as follows:


Nominees For Directors To Be Elected At The 1995 Annual Meeting:



                                   CLASS III

Otto N. Frenzel III, 64, Chairman of the Board of National City Bank, Indiana,
      Indianapolis, Indiana. Mr. Frenzel has held his present position since May, 1992. For more than 5 years prior to that time, Mr. Frenzel was Chairman of the Board of Merchants National Corporation and Vice Chairman of Merchants National Bank & Trust Company of Indianapolis, Indiana. He is a director of IPL, National City Corporation, American United Life Insurance Company, Indiana Energy, Inc., Indiana Gas Company, Inc., Indianapolis Water Company, Baldwin & Lyons, Inc. and
      IWC Resources, Inc. He has been a director of IPALCO since September, 1983.

Dr. Earl B. Herr, Jr., 67, Retired. For more than five years prior to his retirement in December, 1992, Dr. Herr was Executive Vice President of Eli Lilly and Company (pharmaceuticals manufacturer), Indianapolis, Indiana. He is a director of IPL and Lilly Endowment and has been a director of IPALCO since April, 1986 (excluding the period March 15 to August 23, 1993).

Sam H. Jones, 67, President, Indianapolis Urban League, Inc., Indianapolis,
      Indiana. Mr. Jones has held his present position for more than 5 years and serves on numerous educational, social and cultural boards, including the Advisory Board of Indiana University-Purdue University at Indianapolis, Methodist Health Foundation, Board of One Hundred Black Men of Indianapolis and the Administrative Board of Riverside Park United Methodist Church. He is a director of IPL and has been a director of IPALCO since September, 1983.

Andre B. Lacy, 55, General Partner and Chief Executive of LDI, Ltd. (an industrial and investment limited partnership), Chairman of the Board, Chief Executive Officer and President of LDI Management, Inc., the managing general partner of LDI, Ltd., and Chairman and Chief Executive Officer of all subsidiaries and divisions thereof. He has held his present positions for more than 5 years. He is a director of IPL, Ethyl Corporation, Tredegar Industries, Inc., Albemarle Corporation, Patterson Dental Co. and The National Bank of Indianapolis. He has been a director of IPALCO since April, 1985.

L. Ben Lytle, 48, Chairman, President and Chief Executive Officer, Associated Insurance Companies, Inc. (insurance and financial services), Indianapolis, Indiana. He assumed the title of Chairman in March, 1994, and has held the remaining positions for more than five years. He is a director of IPL, Bank One, Indianapolis, NA, and Associated Insurance Companies, Inc. and its subsidiaries. He has been a director of IPALCO since April, 1992.

Thomas M. Miller, 65, Retired. For more than 5 years prior to his retirement on May 31, 1994, Mr. Miller was Chairman of the Board and Chief Executive Officer of NBD Indiana, Inc. (a bank holding company) and NBD Bank, N.A., Indianapolis, Indiana, and predecessor companies. Mr. Miller is a director of IPL, NBD Indiana, Inc., NBD Bank, N.A., State Life Insurance Company, Indianapolis Water Company and IWC Resources, Inc. He has been a director of IPALCO since April, 1992.

Current Directors Whose Terms Expire in 1996 (Class I) and in 1997 (Class II):


                                    CLASS I

Robert A. Borns, 59, Chairman of Borns Management Corporation (real estate management), Indianapolis, Indiana. Mr. Borns has held his present position since 1961 and serves on numerous social and cultural boards, including the Board of Trustees of Indianapolis Museum of Art. He is also a director of IPL, Indianapolis Water Company, IWC Resources, Inc, and of Heritage Partners Management, Inc. He has been a director of IPALCO since April, 1987 (excluding the period March 15 to August 23,
      1993).

Mitchell E. Daniels, Jr., 46, President, North American Pharmaceutical
      Operations, Eli Lilly and Company, (pharmaceuticals manufacturer), Indianapolis, Indiana since April 1, 1993. Prior to that time, he was Vice President, Corporate Affairs of Eli Lilly and Company and President and Chief Executive Officer of Hudson Institute, Inc. (March, 1987 to August, 1990). He is a director of IPL and NBD Bank, N.A. and has been a director of IPALCO since November, 1989.

Rexford C. Early, 60, President of Carlisle Insurance Agency, Inc.,
      Indianapolis, Indiana, a position he has held for more than five years. Mr. Early was Chairman of the Indiana Republican Party from March, 1991 to March, 1993. He is a director of IPL and has been a director of IPALCO since August, 1993.

John R. Hodowal, 50, Chairman of the Board and President of IPALCO and
      Chairman of the Board and Chief Executive Officer of IPL. Except for the Chairmanship of IPL which he assumed in February, 1990, Mr. Hodowal has held his current positions since May, 1989. For some years prior to that time, he was Vice President and Treasurer of IPALCO and Executive Vice President of IPL. He is a director of IPL, Bank One, Indianapolis, NA and Associated Insurance Companies, Inc. He has been a director of IPALCO since April, 1984.

Michael S. Maurer, 52, Chairman of the Board of MyStar Communications
      Corporation (radio station operations), a position he has held for more than five years; Chairman of the Board of IBJ Corporation (newspaper publisher), since December, 1990; Chairman of the Board of The National Bank of Indianapolis since December, 1993. Mr. Maurer is Chair, Board of Trustees of the Indianapolis Zoo and Jewish Community Relations Council and is on the boards of various organizations including University of Indianapolis and United Way of Central Indiana. He has been a director of IPL and IPALCO since January, 1993.

Thomas H. Sams, 53, President and Chief Executive Officer, Waldemar
      Industries, Inc. (an investment holding company), Indianapolis, Indiana and an officer of various subsidiary and affiliated corporations thereof. Mr. Sams has held these positions since 1966. He is a director of IPL, NBD Bank, N.A., Meridian Insurance Group, Inc. and State Life Insurance Company. He has been a director of IPALCO since April, 1987.



                                    CLASS II

Joseph D. Barnette, Jr., 55, Chairman and Chief Executive Officer of Banc One
      Indiana Corporation (a bank holding company) since January, 1993 and Chairman and Chief Executive Officer of Bank One, Indianapolis, NA, since October, 1994. Prior to that, Mr. Barnette was President and Chief Executive Officer of Banc One Indiana Corporation (July, 1990 - January, 1993) and President and Chief Executive Officer of Bank One, Indianapolis, NA (January, 1990 - October, 1994). He is a director of IPL, IWC Resources Corporation, Indianapolis Water Company and Meridian Insurance Group, Inc. He has been a director of IPALCO since January, 1993.

Max L. Gibson, 54, Retired July, 1989. For more than five years prior to retirement, Mr. Gibson was President of Victory Services Corporation (waste disposal), Terre Haute, Indiana. He is a director of IPL, First Financial Corporation, Terre Haute First National Bank and First State Bank of Clay County. He has been a director of IPALCO since August, 1993.

Edwin J. Goss, 68, Retired, March, 1990. For more than five years prior to his retirement, Mr. Goss was the Chairman and Chief Executive Officer of American States Insurance Company and its subsidiaries, Indianapolis, Indiana. Mr. Goss continues as a director of these companies. He also is a director of IPL, National City Bank, Indiana, and has been a director of IPALCO since July, 1986 (excluding the period March 15 to August 23,
      1993).

Ramon L. Humke, 62, Vice Chairman of IPALCO and President and Chief Operating
      Officer of IPL. Prior to February, 1990 when he assumed his present position with IPL, Mr. Humke was President and Chief Executive Officer of Ameritech Services and Senior Vice President of Ameritech Bell Group (September, 1989 - February, 1990) and President and Chief Executive Officer of Indiana Bell Telephone Company (October, 1983 - September,
      1989). He is a director of IPL, NBD Bank, N.A., LDI Management, Inc. and is Chairman of the Boards of Meridian Mutual Insurance Company and Meridian Insurance Group, Inc. He has been a director of IPALCO since February, 1990.

Sallie W. Rowland, 62, Chairman and Chief Executive Officer of
     Rowland Design, Inc. (a design and space planning firm), Indianapolis, Indiana, positions she has held for more than 5 years. Mrs. Rowland serves on various community boards including The Indianapolis Chamber of Commerce of which she is Vice Chairman. She is a director of IPL, NBD Bank, N.A., and Meridian Mutual Insurance Company and is a member of the Advisory Board of The Walker Group. She has been a director of IPALCO since April, 1988.


Vote Required For Election of Directors

     Under Indiana law, directors are elected by plurality vote at a meeting where a quorum (a majority of shares issued and outstanding) is present. Shares represented for any purpose are deemed present for quorum purposes; thus, withheld votes are counted for quorum purposes but abstentions and broker non-votes are not counted for any purpose.


Procedure To Propose Nominees For Director

     IPALCO will accept timely notice by shareholders of proposed nominees for directors. Any such notice must be received by the Corporate Secretary of IPALCO not less than 60 days nor more than 90 days prior to the date of each annual meeting. Such shareholder's notice shall set forth (a) as to each proposed nominee for director (i) the name, age, business address and residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the class and/or series and number of shares that are beneficially owned by such nominee on the date of such shareholder notice and (iv) any other information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (b) as to the shareholder giving the notice (i) the name and address, as they appear on IPALCO's books, of such shareholder and any shareholders known to be supporting such nominee and (ii) the class and/or series and number of shares beneficially owned by such shareholder and by any shareholders known to be supporting such nominee on the date of such shareholder notice. The Board of Directors may reject any nomination for director not made in accordance with the foregoing provisions.


Number of Board Meetings and Attendance

     During 1994, the Board of Directors of IPALCO held 11 meetings and Committees of the Board held a total of 18 meetings. Each director attended more than 75% of the aggregate of Board meetings and assigned committee meetings, except for Mr. L. Ben Lytle, who attended 69.2% of such meetings. All directors, on average, attended over 91% of the Board meetings and assigned Committee meetings held in 1994.


Committees of the Board

     The Board of Directors of IPALCO has four standing committees, the Executive Committee, the Audit Committee, the Compensation Committee, and the Committee on Strategies. The Board does not have a nominating committee as such, but the Executive Committee performs the functions of such committee. It reviews, among other things, the qualifications and suitability of candidates to stand for election to IPALCO's Board of Directors and makes specific recommendations with respect thereto. In addition, the Executive

Committee considers and recommends the declaration of dividends and acts on matters when the full Board is not in session. The Executive Committee held six meetings in 1994. Currently, Mr. John R. Hodowal is Chairman and Messrs. Robert A. Borns, Otto N. Frenzel III, Earl B. Herr, Jr., Ramon L. Humke, and Sam H. Jones are members.

     The Audit Committee recommends the appointment of the auditor for the ensuing year for IPALCO and its subsidiaries, reviews the scope of the audit, examines the auditor's reports, makes appropriate recommendations to the Board of Directors as a result of such review and examination, and inquires into the effectiveness of the financial and accounting functions and controls. The Audit Committee first approves all non-audit services and gives appropriate consideration to the effect, if any, such services may have on the independence of the auditor, except that management advisory and tax services which do not exceed $50,000 per project or $150,000 in the aggregate per calendar year may be approved by the Chairman of the Board without such Committee's consent. The Audit Committee held three meetings in 1994. Currently, Mrs. Sallie W. Rowland is Chairman and its members are Messrs. Rexford C. Early, Edwin J. Goss, Sam
H. Jones, and Andre B. Lacy.

     The Compensation Committee reviews current and proposed compensation levels of all officers of IPALCO and its subsidiaries, including the advice of independent consultants, and makes specific recommendations as to the compensation each officer should receive on an annual basis. It also reviews and makes recommendations with respect to other forms of compensation for such officers, including supplemental pension benefits, bonuses and stock options. (See ``Board Compensation Committee Report on Executive Compensation'' below.) The Compensation Committee held seven meetings in 1994. Currently, Mr. Otto N. Frenzel III is Chairman and Messrs. Robert A. Borns, Earl B. Herr, Jr., Thomas M. Miller, and Thomas H. Sams are members.

       The Committee on Strategies considers and makes recommendations with respect to issues and processes involving dynamic planning, matters affecting the allocation of corporate resources among regulated and non-regulated subsidiaries, and other components of overall corporate strategy. The Committee on Strategies held two meetings in 1994. Currently, Mr. Joseph D. Barnette, Jr. is Chairman and Messrs. Mitchell E. Daniels, Jr., Max L. Gibson, L. Ben Lytle, and Michael S. Maurer are members.


Other Required Disclosure

       Under the federal securities laws, IPALCO's directors, certain officers, and 10% shareholders are required to report to the Securities and Exchange Commission, by specific due dates, transactions and holdings in IPALCO's stock. IPALCO believes that during 1994 all these filing requirements were satisfied, except for one report on a Form 4 of Mr. Robert A. Borns, a director of IPALCO, reporting one transaction in IPALCO stock. The Form 4 was due to be filed on May 10, 1994 and was filed May 19, 1994.


       PROPOSAL 2 -- APPROVING ADOPTION OF IPALCO ENTERPRISES, INC.
         LONG-TERM PERFORMANCE AND RESTRICTED STOCK INCENTIVE PLAN
            (As Amended and Restated Effective January 1, 1995)

Introduction

     At its meeting held October 25, 1994, the Board of Directors approved the IPALCO Enterprises, Inc. Long-Term Performance and Restricted Stock Incentive Plan (As Amended and Restated
Effective January 1, 1995) (the ``Plan''). The Plan is a performance based incentive compensation and restricted stock plan for officers and other key executive employees of IPALCO and its subsidiaries. The Plan is a replacement plan for the IPALCO Enterprises, Inc. 1990 Long-Term Performance Incentive Plan and the IPALCO Enterprises, Inc. 1990 Stock Option Plan. If the Plan performance goals are met, participants will earn IPALCO common stock (the ``Stock''). The Board of Directors believes that restricted Stock grants will be a significant benefit to IPALCO and its subsidiaries in attracting and retaining key executive employees and in providing a long range incentive to work for the continued success of these companies. The Plan is set forth in Appendix A to this Proxy Statement, to which reference is made for a full and complete statement of its terms and conditions. A summary of the principal features of the Plan follows. (See also ``Compensation of Executive Officers'' and ``Board Compensation Committee Report on Executive Compensation'' below.)

Summary of the Plan

     Administration. The Plan is administered by the Compensation Committee of IPALCO's Board of Directors, which is made up of five disinterested outside directors (the ``Committee''). The Committee has sole authority to (a) select plan participants, (b) determine the number of shares of Stock covered by each grant,
(c) establish the appropriate performance measures, (d) choose the appropriate IPALCO peer group, and (e) makes rules, regulations and other necessary determinations in the course of administering the Plan.

     Eligibility. Officers and other key employees who are materially responsible for, and contribute to, strategic and long-term growth of IPALCO and its subsidiaries are eligible to participate in the Plan.

     Stock Subject to Plan. Four Hundred Thousand shares of Stock (representing 1.06% of currently outstanding shares) are reserved for restricted Stock grants during the expected duration of the Plan. Forfeited Stock may again become available for additional Stock grants.

     (a) The first grants were made as of January 1, 1995, subject to shareholder approval at the April 19, 1995 Annual
Meeting. The next grants will be made as of January 1, 1998, and on each January 1 thereafter.

     (b) The number of shares granted will have an aggregate fair market value (with fair market value determined based on average Stock values during each of the trading dates in the November immediately preceding the grant date) equal to a percentage (determined separately for each participant by the Committee) of the participant's base salary for the first calendar year of each three-year program. The base salary percentage target of the conditional 1995 three-year grants range from 10% to 35%. The maximum base salary grant permitted by the Plan may under no circumstances exceed 70% of a participant's base salary, and the minimum grant may be zero. The shares of restricted Stock are granted at the beginning of the first calendar year based on the base salary in effect on the first day of the calendar year. However, the number of shares awarded will be adjusted as soon as practicable after the end of the first year of the program based on the actual base salary paid to the participant. Since the January 1, 1995 payment is a three-year grant (the next program will not begin until January 1, 1998), the award will be based on the base salary for the entire three-year program, and the adjustment in the award will not be made until early in 1998.

     (c) The 1995 grants are conditioned upon the approval of the Plan by the shareholders of IPALCO.

     Restrictions and Lifting of Restrictions. The Stock awarded is subject to financial performance restrictions and employment restrictions, which restrictions are described below:

     (a) The financial performance restrictions relate to the performance of IPALCO versus its peer group

(as determined by the Committee) during the three-year measuring period. The performance measures utilized by the Plan are Cost Effective Service and Total Return to Shareholders (as those terms are defined in the Plan). At the end of the three-year measuring period, IPALCO's performance is compared with its peer group's performance as to these measures. Depending on IPALCO's performance, the Stock award for the measuring period is adjusted upward or downward. If shares of Stock are forfeited, the shares will become eligible for subsequent grants under the Plan.

     (b) After the performance restrictions are lifted, the shares are still subject to continuing employment restrictions which lapse in 1/3rd increments beginning on the July 1 following the end of the measuring period with the other 1/3rd increments lapsing on the first and second anniversary of the first July 1. If the participant's employment is terminated before the lifting of the employment restrictions, the shares that are still restricted are forfeited. At such time that the continuing employment restrictions are lifted as to each 1/3rd increment, the participant will be permitted to sell up to 50% of the non-restricted shares to IPALCO for their fair market value.

     (c) If during the period in which the shares of Stock are subject to financial performance and employment restrictions, a participant reaches age 65, employment restrictions will no longer be applicable. However, the shares will still be subject to the financial performance restrictions and adjustments. The Plan also contains other special vesting rules which apply if a participant becomes disabled or dies before the lifting of restrictions of his or her shares.

     (d) If there is a change in control of IPALCO, the employment restrictions will immediately lapse. Also, while additional shares may be awarded after the measuring period based on financial performance, shares awarded in the measuring period during which the change in control occurs may not be reduced regardless of financial performance.

     No Employment Rights.     No right to continue in the employ
of IPALCO or its subsidiaries is conferred by the Plan.

     Adjustment of Shares.     Upon a reorganization,
recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation or other similar corporate change after the Plan becomes effective, the Committee shall make appropriate adjustments in share grants, as to which adjustments in the number and kind of shares, the Committee's determination is conclusive.

     Tax Withholding.     Whenever the Stock is issued or
transferred under the Plan, IPALCO has the right to withhold federal, state or local tax as dictated by applicable requirements or to require payments sufficient to satisfy such requirements.

     Amendment.     IPALCO's Board of Directors may amend the
Plan. However, shareholder approval is required (a) to increase the number of shares reserved for issuance; (b) to modify materially the class of eligible participants; and (c) to materially increase the benefits accruing to participants.

     Termination.     IPALCO's Board of Directors may terminate
the Plan at any time, but awards theretofore granted will not be affected.

Federal Income Tax Consequences of Grants Under the Plan

     At the time on which the restrictions lapse (both the financial performance and employment restrictions), the fair market value of the non-restricted shares will be ordinary income to a participant and deductible by IPALCO and its subsidiaries for federal income taxes as long as withholding requirements are met. However, a participant may accelerate the tax recognition of a restricted share grant by making an election under Section 83(b) of the Internal Revenue Code of 1986 (the ``Code'') within thirty days from the date of grant. In such case, the deduction available to IPALCO or a subsidiary is also accelerated as long as withholding requirements are met. Since the Plan is intended to be a performance-based plan, the value of benefits should therefore be exempt from the deductibility limitations of Section 162(m) of the Code.

Vote Required to Approve the Plan

     Adoption of Proposal 2 requires the affirmative vote of the holders of a majority of a quorum present, in person and by proxy, at the 1995 Annual Meeting of Shareholders. A majority of the shares of common stock outstanding on February 27, 1995, the record date for such Annual Meeting, constitutes a quorum for such purpose. Shares will be counted as cast against the proposal if the shares are voted either against the proposal or to abstain from voting. Broker non-votes will not change the number of votes cast for or against the proposal and will not be treated as shares entitled to vote. If the Plan is approved, the 1994-97 Performance Program under the IPALCO Enterprises, Inc. 1990 Long-Term Incentive Plan (see Table III below) is cancelled.


                    COMPENSATION OF EXECUTIVE OFFICERS

Nature and Types of Compensation

     The three tables that follow on succeeding pages disclose all plan and non-plan compensation awarded to, earned by, or paid to the Chairman of the Board and President of IPALCO, who is its chief executive officer (``CEO''), and to the four named executive officers other than the CEO who are the most highly compensated key policy-making executive officers of IPALCO and its subsidiaries. The tables include a Summary Compensation Table (Table I), an Aggregate Option/SAR Exercises and Fiscal Year-End Option/SAR Values Table (Table II) and a table concerning Long-Term Incentive Plans--Awards in Last Fiscal Year (Table
III). No table is presented for Option/SAR Grants in last fiscal year since no stock options were granted during 1994.

                        SUMMARY COMPENSATION TABLE



                                                                                    Long-Term Compensation
                                                Annual Compensation                   Awards     Payouts
                                        --------------------------------------     ------------------------
                                                                    Other          Securities
                                                                    Annual         Underlying                  All Other
                                                                    Compen-        Options/     LTIP           Compen-
Name and                                                            sation<F1>     SARs<F2>     Payouts<F3>    sation<F4>
Principal Position              Year    Salary ($)     Bonus ($)    ($)            (#)          ($)                  ($)
- ----------------------------    ----    ----------     ---------    ----------     --------     -----------    ----------

John R. Hodowal                 1992    420,907<F5>    165,994       24,134         15,000      $48,800         9,389
Chairman & President;           1993    424,459        209,672       45,851        105,000       82,350         8,624
Chairman & CEO of IPL           1994    461,051        214,566       41,471            -0-       76,250         8,955

Ramon L. Humke                  1992    348,925<F5>    137,607       53,617         10,000      $39,867         8,771
Vice Chairman;                  1993    351,889        173,827      112,425         60,000       68,250         8,624
President & COO of IPL          1994    382,221        177,881      130,141            -0-       63,646         8,955

John R. Brehm                   1992    196,983<F5>     51,748        2,364          5,000      $16,500         7,879
Vice President & Treasurer;     1993    199,822         65,839        6,717         30,000       27,844         7,993
Senior Vice President of IPL    1994    218,304         67,728        3,678            -0-       25,781         8,199

N. Stuart Grauel                1992    164,396<F5>     43,177        6,421          5,000      $ 8,533         6,576
Vice President, Public Affairs  1993    164,718         54,246       16,543         30,000       14,400         6,589
                                1994    178,957         55,521        8,882            -0-       13,333         3,948

Gerald D. Waltz                 1992    194,628<F5>     51,069          965            -0-      $16,667         7,785
Senior Vice President of IPL    1993    193,415         63,684       23,757         30,000       28,125         7,735
                                1994    202,955         62,887        4,465            -0-       26,042         7,731
- -------------------------------


<F1>    Represents taxes paid by IPALCO and/or IPL on accrued interest and contributions of principal under the Funded
        Supplemental Plan. (See ``Pension Plans'')
<F2>    No options have stock appreciation rights.
<F3>    Payouts shown were made in 1994 for the 3-year LTIP Program ended December 31, 1993.
<F4>    Represents 1994 contributions made by company to Trustee of Employees' Thrift Plan.
<F5>    Pay periods were changed December 1, 1992 from monthly to bi-weekly resulting in 1992 payouts being greater than annual salary rates.

                TABLE I


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

                        AND FY-END OPTION/SAR VALUES


                                                                                Number of
                                                                                Securities              Value of
                                                                                Underlying              Unexercised
                                                                                Unexercised             In-the-Money
                                                                                Options/SARs at         Options/SARs at
                                                                                FY-End                  FY-End ($)*

                                Shares Acquired                                 Exercisable/            Exercisable/
Name                            On Exercise (#)         Value Realized ($)      Unexercisable           Unexercisable
- -------------------             ---------------         ------------------      ------------------      ----------------

John R. Hodowal                        -0-                    -0-               85,000(e)                 ----
                                                                                70,000(u)                 ----

Ramon L. Humke                       5,000                 35,000               85,000(e)               $ 58,750 (e)
                                                                                40,000(u)                 ----

John R. Brehm                       30,000                195,000               15,000(e)                 ----
                                                                                20,000(u)                 ----

N. Stuart Grauel                    25,000                660,000               20,000(e)                 ----
                                                                                20,000(u)                 ----

Gerald D. Waltz                        -0-                    -0-               40,000(e)               $ 62,500 (e)
                                                                                20,000(u)                 ----
- ------------------------------

(e)         Exercisable.
(u)         Unexercisable.
*           Based upon year-end closing market price of $30.00 per share of common stock.

                TABLE II


             LONG-TERM INCENTIVE PLANS<F1> - AWARDS IN LAST FISCAL YEAR




                                                        Estimated Future Payouts
                                                    Under Non-Stock Price-Based Plans
                                                    -------------------------------------------
                        Performance
                        Period Until
                        Maturation or           Threshold       Target<F3><F4>  Maximum<F3>
Name                    Payout (2)              ($)             ($)             ($)
- ------------------      ---------------         ---------       --------------  -----------
John R. Hodowal         1994 - 1997             $ -0-           $75,038         $150,076

Ramon L. Humke          1994 - 1997             $ -0-            62,208          124,416

John R. Brehm           1994 - 1997             $ -0-            23,684           47,368

N. Stuart Grauel        1994 - 1997             $ -0-            19,418           38,836

Gerald D. Waltz         1994 - 1997             $ -0-            21,632           43,265

- ----------------------------------------

<F1>    IPALCO's Long-Term Incentive Plan became effective January 1, 1990.  Under the Plan,
        Performance Incentive Awards (``PI Awards'') amounting to 15% of average base salary over a Performance Period may be earned by the Chairman and the Vice Chairman (10%
        for other participants) payable after the end of each Program. (Performance Periods are typically 4-year periods called ``Programs,'' although Programs 1 and 2 have
        2-year and 3-year Performance Periods, respectively.) The amount of a PI Award, however, may be increased or decreased by a multiple ranging from 0% to 200%
        depending upon the quartile ranking for cost effective service and total return to shareholders that IPALCO has achieved at the end of each Program in relation to other companies within a pre-determined peer group. A program begins each year. The third
        Program spanned the 4-year period ended December 31, 1993 for which PI Awards were paid out in 1994 (See Table I). None of the 17 members of the Peer Group is a company included in the Dow Jones Utility Index. (See Table IV.) For the four-year period
        1990-93 the Company ranked first among 16 peers in cost-effective service and eighth in total return to shareholders. Payouts have not yet been determined for Program 4 that ended December 31, 1994. Program 7 reported in this Table began in 1994; however, see note (2) below.

<F2>    If the Long-Term Performance and Restricted Stock Incentive Plan described in
        ``Proposal 2'' above and set out in Appendix A is approved by shareholders at the
        1995 Annual Meeting of Shareholders, Program 7 reported in this Table is cancelled in full and no payouts will be made.

<F3>    Based upon 108% of 1994 salary reported in Table I.

<F4>    There is no targeted payout under the LTIP. The multiple of 100% was used to calculate the values shown in this column.

                TABLE III

Subsidiary Incentive Plan

     In early 1995, the Board of Directors of Mid-America Capital Resources, Inc. (``Mid-America''), a wholly owned subsidiary of IPALCO, approved the implementation of an incentive compensation plan that will provide for payment of incentive compensation in the year 2000 or later to key employees of Mid-America, its subsidiaries, and certain executive employees of IPALCO if certain objective performance measures are met.


                         COMPENSATION OF DIRECTORS

Standard Arrangements

     Non-employee directors serving on the Board of IPALCO are paid an annual fee of $8,500 plus $450 for each meeting attended; however, directors of IPALCO and its subsidiaries are limited to two annual fees. Non-employee members of the Executive Committee of the Board are paid annual fees of $10,000, but no meeting fees. Members of the Audit Committee, Compensation Committee and the Committee on Strategies of the Board, all of whom are non-employee directors, are paid annual fees of $4,000 plus $450 for each meeting attended. The Chairmen of the latter three committees each receives an additional fee of $1,500 annually. Members of the Executive and Audit Committees of both IPALCO and IPL are limited to one annual fee. Only one meeting fee is paid to members of the Audit Committees of both such companies when meetings are held jointly or follow one another. Directors who are also officers of IPALCO or one of its subsidiaries receive no director fees.


Certain Business Relationships

     During 1994, Acordia, Inc. (``Acordia'') and Anthem Companies, Inc. (``Anthem'') administered health care programs for IPALCO and its subsidiaries under contracts that involve payments to Acordia and Anthem aggregating approximately $14 Million. Mr. L. Ben Lytle is Chairman and Chief Executive Officer of Acordia and Anthem, which are subsidiaries of Associated Insurance Companies, Inc. of which Mr. Lytle is Chairman, President and Chief Executive Officer.

     IPALCO subsidiaries IPL and Mid-America Capital Resources, Inc. (``Mid-America'') each maintained a line of credit during 1994 with National City Bank, Indiana (``NCB'') of which Mr. Otto
N. Frenzel III is Chairman of the Board. During 1994, IPL utilized $5 Million of its $30 Million line of credit and Mid-America utilized $1.51 Million of its $2 Million line of credit with NCB. An unutilized credit line was also maintained by IPL with NBD Bank, N.A., of which Mr. Thomas M. Miller was Chairman of the Board and Chief Executive Officer until May 31, 1994, and of which Mr. Ramon L. Humke is a director. IPALCO subsidiary, Indianapolis Campus Energy (``ICE''), established an $18 Million line of credit with NBD Bank, N.A. During 1994, ICE utilized $2.35 Million of its $18 Million line of credit.

     IPALCO subsidiary IPL has agreements with Rowland Design, Inc. for architectural and design services for certain improvements to the Electric Building. During 1994, IPL paid fees of approximately $128,000 under such agreements. Mrs. Sallie W.
Rowland is Chairman and CEO of Rowland Design, Inc.

     In late 1994, IPALCO subsidiary IPL contracted with Schenkel, McVey & Associates, LLC, for consulting services in the areas of community affairs, public relations, and communication for an annual fee of $25,000. No payments under the contract were made in 1994. Mr. Thomas M. Miller is majority owner of Schenkel, McVey & Associates, LLC.

                    BOARD COMPENSATION COMMITTEE REPORT
                         ON EXECUTIVE COMPENSATION


Compensation Policies Relating Generally to Executive Officers

     The Compensation Committee of the Board of Directors (``Committee''), in consultation with its outside advisor, establishes the compensation policies of IPALCO Enterprises, Inc. and its subsidiaries (``IPALCO'') with regard to all officers. The Committee recommends to the Board the adoption or amendment of compensation plans for officers, including the named executive officers. On authority of the full Board, the Committee administers all such plans, including establishing officers' base salary levels, reviewing and approving performance measures and goals for both annual and long-term incentive plans, and approving incentive awards.

     The Committee is made up of five non-employee directors whose philosophy is to attract, retain, and motivate a high quality management team by providing a strong and direct link between IPALCO performance and officer compensation, with a significant portion of total compensation being dependent upon measurable performance objectives. The compensation program for executive and other selected officers had four basic components in 1994: base salary, annual incentive plan, long-term incentive plan, and stock option plan. Subject to shareholder approval, a performance-based restricted stock plan will succeed both the current long-term incentive plan and the stock option plan in 1995 as a way of more directly linking executive and shareholder interests. (See ``Proposal 2'' above and ``Appendix A'' below.)

Base Salary

     The Committee targeted the 1994 base salaries for officers, including the named executive officers, at the median level for similar positions within the electric utility industry, and where such positions are also found in general industry, at a level approximating one-half the difference between the utility industry and general industry. The Committee considered the analysis provided by the outside advisor that IPALCO salaries are within the median range of comparable utilities and below those of general industry. The Committee also considered both company and individual performance in approving the range of salary increases and the salary for each officer, including the named executive officers. 1994 base salary increases for all officers averaged 4.7%; however, as a result of a reduction in the number of officer positions, total officer salaries for 1994 were less than total officer salaries for 1993.

     The comparative compensation data for electric utilities used by the Committee were derived from 25 companies with comparable revenues as reported in the annual ``Edison Electric
Institute Executive Compensation Survey'' (``EEI ECS''). Data for general industry were drawn from four national executive compensation surveys by the outside consultant.

Annual Incentive Plan

     The IPALCO Annual Incentive Plan is a performance-based plan that measures company performance under four equally weighted criteria: Net Income, Customer Satisfaction, Productivity, and Budget Compliance. Participants in the plan are approved in advance of the plan year by the Committee; and all participants, including the named executive officers, are measured against performance goals that are established by the Committee and announced at the beginning of the year. Goals are set at Threshold, Target, and Maximum levels, with Threshold performance required for any award under each criterion; however, if the Threshold goal for Net Income is not met, no payout is made regardless of the performance under the other criteria. Each performance level is assigned an award value, with interpolation for performance between levels. For named executive officers, other than the CEO, performance at Threshold, Target, and Maximum levels, respectively, warrants a payout of 10%, 22.5%, and 35% of base salary. Factors ranging from .75 to 1.5 are applied to the award percentage based upon the participant's position. For the CEO, this performance award range is adjusted by a factor of 1.5.

     For 1994, the Company achieved the Maximum performance goal in Productivity; achieved slightly below Maximum performance in Net Income; and performed above Target goals in both Budget
Compliance and Customer Satisfaction.

     The plan has been amended for 1995 to permit the reduction or elimination of an award should an individual participant's performance be below expectations.

Long-Term Incentive Plan

     Subject to shareholder approval, the Long-Term Incentive Plan and the Stock Option Plan, both adopted in 1990, will be followed by a performance-based restricted stock plan designed to focus the attention of prospective participants on long-term company objectives and performance. Participation will be subject to Committee approval and will be limited to key employees (including non-officers) who contribute to the strategic and long-term growth of the company.

     IPALCO has continued to perform within the top two quartiles of the Committee-approved Peer Group in both Total Return to Shareholders and Cost Effective Service, the criteria used to measure performance for the long-term incentive plan in effect through 1994. For the four-year performance period 1990-1993, IPALCO ranked first among peers in Cost Effective Service (net income as a percent of operating revenues plus other income) and eighth in Total Return to Shareholders. Using the schedule specified in the plan for that level of performance, the named executive officers received incentive payments totaling $205,000 in 1994. Awards paid in 1994 were below the median of awards to comparably positioned executives of peer companies. The long-term award to the CEO was also below the median award for CEOs in the Peer Group. Performance results and incentive payments to be made in 1995, if any, for the performance period 1991-1994 have not been determined.

     The new restricted stock plan continues to measure company performance in Total Return to Shareholders and in Cost Effective Service compared with the performance of a Peer Group of 15 comparable utilities. Criteria for selection of peer companies included revenue size and sources, market-to-book ratio, fuel source, and dividend yield, among others. The current Peer Group does not include any of the 15 companies that make up the current Dow Jones Electric Utility Index. Final restricted stock awards are based upon IPALCO's ranking within the Peer Group over a three-year performance period, with one-third of the shares to be vested during each of the fourth, fifth, and sixth years after the beginning of the performance period. Subject to its approval by shareholders, this plan generally will not be subject to the special rules set forth under Section 162(m) of the Internal Revenue Code, since it qualifies as a performance-based compensation plan. Additional details of the revised Long-Term Performance and Restricted Stock Incentive Plan are described above under ``Proposal 2'' and in the Plan itself at Appendix A.

Stock Option Plan

     Subject to shareholder approval, the Stock Option Plan will be succeeded by the Restricted Stock Incentive Plan described above and in Appendix A. No stock options were granted during 1994.

Basis For Chief Executive Officer's Compensation

     The Chief Executive Officer's (``CEO'') compensation continues to be directly and explicitly linked to IPALCO performance. The CEO's total compensation is set in relation to the median compensation for CEOs in the Peer Group and in consideration of the Committee's assessment of his individual performance. The Committee thoroughly reviews the CEO's performance, including strategic direction, management team development, and leadership, as well as overall company performance. The Committee's review is both subjective and objective. Company performance data used in the incentive plans plus other financial, operational, service, and administrative data are considered.

     Total 1994 compensation for the CEO (including base salary, Annual Incentive Plan payment, and Long-Term Incentive payment), as shown in Table I, increased 5.2% over 1993. His total compensation was slightly above the median of Peer Group CEOs, but was slightly below the median of CEO compensation in comparably high-performing peer companies. As cited above, IPALCO has continued to rank among the high-performing peer companies in Total Return to Shareholder and in Cost Effective Service.

     At Target performance, under the current compensation program, approximately 33% of the CEO's total direct compensation is variable and at risk. During 1994, approximately 39% of the CEO's actual total direct compensation was at risk. With shareholder approval of the revised Long-Term Performance and Restricted Stock Incentive Plan, it is expected that the portion of his compensation that is at risk will increase.


                              The Compensation Committee of the
                              Board of Directors of IPALCO
                              Enterprises, Inc.

                              Otto N. Frenzel III, Chairman
                              Robert A. Borns
                              Earl B. Herr, Jr.
                              Thomas M. Miller
                              Thomas H. Sams



Compensation Committee Interlocks and Insider Participation

     IPALCO's Vice Chairman, Mr. Ramon L. Humke, is a member of the Compensation Committee of the Board of Directors of LDI Management, Inc. Mr. Andre B. Lacy is Chairman of the Board, Chief Executive Officer and President of LDI Management, Inc. and is also a director of IPALCO. Mr. Humke is also a member of the Board of Directors of NBD Bank, N.A., and Mr. Thomas M. Miller, a director of IPALCO, was Chairman of the Board and Chief Executive Officer of NBD Bank, N.A., until May 31, 1994. Mr. John R. Hodowal, Chairman of IPALCO, is a member of the Board of Directors of Bank One, Indianapolis, N.A. Mr. Joseph D. Barnette, Jr. is Chairman and Chief Executive Officer of Bank One, Indianapolis, N.A. and is also a director of IPALCO.

     The Compensation Committee of the Board of Directors of IPALCO is currently composed of Messrs. Robert A. Borns, Otto N. Frenzel III (Chairman), Earl B. Herr, Jr., Thomas M. Miller, and Thomas H. Sams. Until April 26, 1994, Messrs. Mitchell E. Daniels, Jr., Max L. Gibson, and Michael S. Maurer were members.

[GRAPHICS DELETED]
                            Performance Graph

     The Performance Graph on this page, Table IV, plots the total cumulative return that shareholders of IPALCO received (solid line) during the five year period ended December 31, 1994, compared with the total cumulative return to shareholders of companies comprising the Dow Jones Electric Utility Index (broken line) and the Standard and Poors 500 Index (dotted line). The Graph shows the cumulative total return assuming dividend reinvestment and based upon an initial investment of $100.00.
The vertical portion of the graph indicates the dollar value ranging from $90.00 to $180.00, and the horizontal portion of the Graph is the year, beginning in 1989 and continuing through 1994.

     The points on the Performance Graph are as follows:

          CUMULATIVE TOTAL RETURN ASSUMING DIVIDEND REINVESTMENT
- -----------------------------------------------------------------
               1989    1990   1991   1992   1993   1994
               ----    ----   ----   ----   ----   ----
IPALCO<F1>       100     109   145    165    172    156

Dow Jones
Electric
Utilities<F1>    100     102    132    141    158    138

S&P 500<F2>      100      97    126    136    150    152


Source:

<F1> Dow Jones Total Return Indexes
<F2> Standard and Poors Compustat Services, Inc.

          TABLE IV

Performance Graph

     The Performance Graph (Table IV) on the preceding page plots the total cumulative return that shareholders of IPALCO received (solid line) during the 5-year period ended December 31, 1994, compared with the total cumulative return to shareholders of companies comprising the Dow Jones Electric Utilities Index (broken line) and the Standard and Poors 500 Index (dotted line). The Graph reflects IPALCO's superior return in years 1991 through 1994 referenced in the foregoing Compensation Committee Report as one of the bases for the Chief Executive Officer's compensation disclosed in preceeding sections of this statement.

Pension Plans

     Table V below illustrates the combined annual retirement benefits computed on a straight-life annuity basis (less Social Security) that are payable under the Base Retirement Plan, as defined below, and the Funded Supplemental Plan (assuming continuous employment to age 65) to named executive officers having the remuneration and years of service shown.


                          PENSION PLAN TABLE <F1>


Remuneration                                 Years of Service
- ------------    --------------------------------------------------------------------------

                   15           20           25           30           35           40
                --------     --------     --------     --------     --------     --------

$150,000        $ 97,500     $ 97,500     $ 97,500     $ 97,500     $ 97,500     $ 97,500
 200,000         130,000      130,000      130,000      130,000      130,000      130,000
 250,000         162,500      162,500      162,500      162,500      162,500      162,500
 300,000         195,000      195,000      195,000      195,000      195,000      195,000
 350,000         227,500      227,500      227,500      227,500      227,500      227,500
 400,000         260,000      260,000      260,000      260,000      260,000      260,000
 450,000         292,500      292,500      292,500      292,500      292,500      292,500
 500,000         325,000      325,000      325,000      325,000      325,000      325,000

___________________________________


<F1> This table takes into account the latest Internal Revenue
     Code Section 415 benefit limitations and Internal Revenue Code Section 401(a)(17) compensation limitation applicable to the Base Retirement Plan. Benefits for both the Base Retirement Plan portion and Funded Supplemental Plan portion of the combined amounts have been shown without adjustment for income taxes. The Funded Supplemental Plan portion reflects the change in that Plan in 1994 to eliminate the offset for Social Security.

          TABLE V



     IPL's Employees' Retirement Plan (the ``Base Retirement
Plan'') covers all permanent employees with one (1) year of service but excludes directors unless they are also officers. It provides fixed benefits at normal retirement age based upon compensation and length of service, the costs of which are computed actuarially. The remuneration covered by the Plan includes ``Salary'' but excludes ``Bonus'' and ``Other Compensation,'' annual or otherwise, as those terms are used in the Summary Compensation Table (Table I). Benefits are calculated on the basis of the highest average annual salary in any 60 consecutive months of employment. Years of service for Pension Plan purposes of named executive officers are as follows: Mr. Hodowal - 26, Mr. Humke -
5, Mr. Brehm - 19, Mr. Grauel - 15, and Mr. Waltz - 34.

     The Funded Supplemental Plan referred to above is applicable to the named executive officers and, at reduced benefits, to all other officers of IPALCO and IPL. Contributions and accrued interest credited during 1994 to the accounts of Messrs. Hodowal, Humke, Brehm, Grauel and Waltz amounted to $44,097, $148,628, $3,524, $10,299 and $3,029, respectively (in addition to the federal, state and local income tax payments reflected in Table I above). Contributions are based on actuarial assessments of benefits projected to accrue to such officers under the Funded Supplemental Plan upon termination of employment at normal retirement age and at current salary levels.


Employment Contracts and Termination of Employment and
Change-in-Control Arrangements

     IPALCO and IPL have employment contracts with Messrs. Hodowal and Humke which provide for an indefinite term that is convertible into a fixed 3-year term upon notice. Such contracts terminate upon death, total disability or retirement. Should they be terminated without ``cause'' or resign for ``good reason'' (as those terms are defined in the contract--see below), they would continue to receive their Salary, as that term is used in Table I above, for up to 3 years thereafter, less any severance payments received from other agreements.

     All Officers of IPALCO and its subsidiaries have Termination Benefits Agreements, dated as of January 1, 1993. These Agreements provide for payment of severance benefits equal to 299.99% of the last 5 years' average annual Salary (but not exceeding the limits of Internal Revenue Code 280G), if IPALCO undergoes an ``acquisition of control'' while the agreement is in effect and if, within 3 years after an acquisition of control, any such officer is terminated without ``cause'' or resigns for ``good reason,'' as those terms are therein defined (see below).

     The term ``without `cause''' is defined in the employment contracts and Termination Benefits Agreements discussed above to mean in the absence of fraud, dishonesty, theft of corporate assets or other gross misconduct, as set out in a good faith determination of the Board of Directors. The term ``resign for `good reason''' is defined in the same agreements to mean generally, and subject to lengthy qualifications and amplification, demotion; assignment of duties inconsistent with the officer's status, position or responsibilities; reduction in base salary or failure to grant annual increases commensurate with increases of other officers; relocation of the headquarters of IPALCO or IPL to a location outside Greater Indianapolis; or termination of the executive's participation in, or the existence of, an incentive compensation, insurance or pension program. The term ``acquisition of control'' in such contracts means, generally and subject to lengthy amplification and qualifications therein, acquisition by any person, entity, or group of 20% or more of the combined voting power of the outstanding securities of IPALCO entitled to vote in the election of directors, excluding acquisitions by or from IPALCO or any acquisition by any employee benefit plan of IPALCO or IPL; change in majority membership of the Board of Directors other than by normal succession; certain reorganizations, mergers or consolidations resulting in control of the reorganized, merged, or consolidated entity by persons not previously in control of IPALCO; approval by the shareholders of complete liquidation or dissolution of IPALCO, or of a sale of all or substantially all of its assets to an entity not controlled by directors and holders of voting securities who were directors and holders of voting securities of IPALCO prior to the transaction.

     A Benefit Protection Fund and Trust Agreement (``Fund'') is also in effect to pay litigation expenses in the event it becomes necessary for any officer to enforce the employment contracts and Termination Benefits Agreements above described. The Fund is held in trust by National City Bank, Indianapolis, and at December 31, 1994, the sum of $787,000 was reserved in trust for such expenses.

     By order of the Board of Directors.

                              IPALCO ENTERPRISES, INC.
                              By: BRYAN G. TABLER, Secretary


Indianapolis, Indiana
March 6, 1995
- -----------------------------------------------------------------

                                                      APPENDIX A
                           IPALCO ENTERPRISES, INC.

        LONG-TERM PERFORMANCE AND RESTRICTED STOCK INCENTIVE PLAN

             (As Amended and Restated Effective January 1, 1995)


     Pursuant to Section XI of the IPALCO Enterprises, Inc. 1990
Long-Term Performance Incentive Plan (the ``Plan''), IPALCO
Enterprises, Inc. (``IPALCO'') renames the Plan and amends it to provide, in its entirety, as follows:

                                   SECTION 1

                                    PURPOSE

     The purpose of the amended Plan (as such term is described below) is to provide an incentive to selected key executives of the Company (as such term is described below), by providing an opportunity to earn long-term incentive compensation, based upon the attainment of Company performance goals. In addition, the restricted stock component of the Plan is intended to provide the key executives with a means of acquiring or increasing aproprietary interest in IPALCO so that they shall have an increased incentive to work toward the attainment of the long-term growth and profit objectives of IPALCO and its affiliated companies. Specifically, the Plan is designed to:

     A. Link, directly and indirectly, executive and shareholder interests.

     B. Attract and retain individuals of outstanding ability.

     C. Encourage key Company officers to render superior performance.


                                    SECTION 2

                                   DEFINITIONS

      The terms defined in this Section 2 shall, for purposes of this Plan, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

      A. Acquisition of Control: An ``Acquisition of Control'' means:


      (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934, as amended (the ``Exchange Act'') (a ``Person'') of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then outstanding shares of common stock of IPALCO (the ``Outstanding IPALCO Common Stock'') or (B) the combined voting power of the then outstanding voting securities of IPALCO entitled to vote generally in the election of directors (the ``Outstanding IPALCO Voting Securities''); provided, however, that the following acquisitions shall not constitute an Acquisition of Control: (i) any acquisition directly from IPALCO (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by IPALCO, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by IPALCO, IPL or any corporation controlled by IPALCO or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection
(3) of this Section 2.A. are satisfied;

      (2) Individuals who, as of the date hereof, constitute the Board of Directors of IPALCO (the ``Incumbent Board'') cease for any reason to constitute at least a majority of the Board of Directors of IPALCO; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by IPALCO's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

      (3) Approval by the shareholders of IPALCO of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding IPALCO Common Stock and Outstanding IPALCO Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding IPALCO Stock and Outstanding IPALCO Voting Securities, as the case may be, (B) no Person (excluding IPALCO, any employee benefit plan or related trust of IPALCO, IPL or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding IPALCO Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

      (4) Approval by the shareholders of IPALCO of (A) a complete liquidation or dissolution of IPALCO or (B) the sale or other disposition of all or substantially all of the assets of IPALCO, other than to a corporation, with respect to which following such sale or other disposition (i) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding IPALCO
Common Stock and Outstanding IPALCO Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding IPALCO Common Stock and Outstanding IPALCO Voting Securities, as the case may be, (ii) no Person (excluding IPALCO and any employee benefit plan or related trust of IPALCO, IPL or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding IPALCO Common Stock or Outstanding IPALCO Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors providing for such sale or other disposition of assets of IPALCO; or

      (5) The closing, as defined in the documents relating to, or as evidenced by a certificate of any state or federal governmental authority in connection with, a transaction approval of which by the shareholders of IPALCO would constitute an ``acquisition of control'' under subsection (3) or (4) of this
Section 2.A. of this Plan.

Notwithstanding anything contained in this Plan to the contrary, if a Participant's employment is terminated before an ``Acquisition of Control'' as defined in this subsection (A) and the Participant reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect an Acquisition of Control and who effectuates an ``Acquisition of Control'' or (ii) otherwise occurred in connection with, or in anticipation of, an Acquisition of Control which actually occurs, then for all purposes of this Plan, the date of an Acquisition of Control with respect to such Participant shall mean the date immediately prior to the date of such termination of the Participant's employment.

      B. Administrative Guidelines: The guidelines established for each Program used to administer this Plan as now in effect or as modified from time to time by the Committee.

      C. Base Salary: The aggregate base salary paid to a Participant in a Fiscal Year.

      D. Board of Directors:  The Board of Directors of IPALCO.

      E. Committee:  The Compensation Committee of the Board of
Directors.

      F. Company:  IPALCO and its subsidiaries, or successors.

      G. Cost Effective Service: For Performance Periods beginning on or after January 1, 1995, the three (3) year average, as applicable, of net income of the Company as a percentage of the sum of the Company's total operating revenues and other income. The Company's net income, total operating revenues and other income shall be as reported in the Company's Uniform Statistical Report; provided, however, that the total operating revenues and other income shall include gross IPL revenues but, with respect to the non-utility businesses, shall only include their net income.

      H. Fiscal Year:  The calendar year.

      I. IPALCO:  IPALCO Enterprises, Inc. or its successor.

      J. IPL: Indianapolis Power & Light Company or its successor.

      K. Market Price: For a Fiscal Year, the average of the prices of a company's common stock on the New York Stock Exchange, or other appropriate exchange, if the company's common stock is not traded on the New York Stock Exchange, as published in The Wall Street Journal, at the close of trading on the tenth
(10th) business day of February, May, August and November in such Fiscal Year.

      L. Participant: The employees of the Company designated by the Committee to receive an award under the Plan. The employees eligible for designation include officers of the Company and other employees who the Committee expect to contribute to the strategic growth of the Company.

      M. Peer Group: Those comparable investor-owned electric utility companies or holding companies which are designated by the Committee as members of a comparison group for a Performance
Period pursuant to Section 11 hereof.

      N. Performance Incentive Award: The incentive award amount for a Performance Period expressed as a percentage of a Participant's Base Salary for the first (1st) fiscal year of a Performance Period; provided, however, that for purposes of making the Share grants at the beginning of each Performance Period, the Share grants shall be based on the Participant's rate of base compensation in effect on the first (1st) calendar day of the Fiscal Year; provided, however, that the number of Shares awarded shall be increased or decreased as soon as practicable after the end of the first (1st) Fiscal Year to reflect the actual Base Salary paid to the Participant in such Fiscal Year. Notwithstanding anything contained herein to the contrary, a Participant's Base Salary for the Performance Period beginning on January 1, 1995 shall be the average annual Base Salary paid to the Participant for the entire three (3) year period or, if lesser, the portion of such three (3) year period that he was employed; provided, however, that the initial grant shall be based on the rate of Base Salary in effect on January 1, 1995, and the adjustment for actual Base Salary shall not be effected until the first (1st) business day in 1998. The maximum number of Shares (including any additional Shares awarded in accordance with Section 16 based on Performance Period Performance Measure results) shall not have an aggregate fair market value (with Share fair market value determined for all Shares, including any additional Shares awarded after the end of the Performance Period, in accordance with Section 9 based on the Share value in the month of November preceding the beginning of the Performance Period) in excess of the lesser of:

      (1) seventy percent (70%) of a Participant's Base Salary for the first (1st) calendar year of such Performance Period, or

      (2) one hundred percent (100%) of the annualized Base
Salary of a Participant in effect on the first (1st) calendar day of the Performance Period;

provided, however, that with respect to the Performance Period beginning in 1995, the seventy percent (70%) Base Salary limit shall be applied against the total Base Salary for all three (3) calendar years in such Performance Period, and the number ``three hundred percent (300%)'' shall be substituted for the number ``one hundred percent (100%);'' provided, further, that in applying these seventy percent (70%) and one hundred percent (100%) limits, dividends paid on restricted Shares shall be disregarded.

      O. Performance Incentive Award Schedule: A schedule containing the ranking of Cost Effective Service versus the Peer Group and the ranking of Total Return to Shareholders versus the Peer Group, and a percent of the Performance Incentive Award for each of the levels of achievement listed.

      P. Performance Measures: The measures used in determining the amount of any Program Incentive Payment.

      Q. Performance Period: For the period before January 1, 1995, a period of two (2), three (3), or four (4) consecutive Fiscal Years, as applicable, commencing on the first (1st) day of the first (1st) Fiscal Year of a Program, over which the Performance Measures are to be taken. For the period after December 31, 1994, a period of three (3) consecutive Fiscal Years, commencing on the first (1st) day of the first (1st) Fiscal Year of a Program, over which the Performance measures are to be taken. The first (1st) Performance Period after the Performance Period beginning on January 1, 1995 shall begin on January 1, 1998. Beginning on January 1, 1998, a new Performance Period shall begin on the first (1st) day of each Fiscal Year until the final Performance Period which will begin on January 1, 2004.

      R. Period of Restriction: The period during which the transfer of shares are restricted pursuant to the Plan.

      S. Plan:  This Long-Term Performance and Restricted Stock
Incentive Plan, as now in effect and as amended from time to time.

      T. President:  The President of IPALCO.

      U. Program:  One (1) Performance Period with its respective
Performance Incentive Awards, Performance Incentive Award
Schedule, and Participants.

      V. Shares:  Shares of common stock of IPALCO.

      W. Total Return to Shareholders: The average return on investment to shareholders from stock price appreciation and dividends paid during each Fiscal Year of the Performance Period.



                                   SECTION 3

                                ADMINISTRATION

      The Plan shall be administered by the Committee. No member of the Committee shall be eligible, at any time when he or she is such a member or within one (1) year period to his or her appointment to the Committee, to be granted Shares under the Plan. Provided, however, that notwithstanding the preceding clause of this sentence, a member of the Committee shall not be precluded from participating in, the IPALCO Enterprises, Inc. 1991 Directors' Stock Option Plan or any other formula plan within the meaning of Rule 16b-3(a) (C) (2) (i) (A) promulgated under the Exchange Act (as defined in Section 2.A). The decision of a majority of the members of the Committee shall constitute the decision of the Committee, and the Committee may act either at a meeting at which a majority of its members are present or by a written consent signed by all of its members. The Committee may appoint individuals to act on its behalf in the administration of the Plan; provided, however, that except as otherwise provided by the Plan, the Committee shall have the sole, final and conclusive authority to administer, construe and interpret the Plan.

                                  SECTION 4

                     NUMBER OF SHARES SUBJECT TO THE PLAN

      The total number of Shares that may be granted under the Plan may not exceed Four Hundred Thousand (400,000) Shares, subject to adjustment as provided in Section 6 hereof. Those Shares may consist, in whole or in part, of authorized but unissued Shares or Shares reacquired by IPALCO, including Shares purchased in the open market, not reserved for any other purpose; provided, however, that the Shares granted hereunder shall be authorized and unissued unless the Committee, in its sole discretion, takes action to utilize open market Shares.


                                  SECTION 5

                                UNUSED SHARES

      In the event any Shares subject to grants made under the Plan are forfeited pursuant to Section 16 hereof, such forfeited
Shares shall again become available for issuance under the Plan.


                                  SECTION 6

                       ADJUSTMENTS IN CAPITALIZATION

      In the event of any change in the outstanding Shares by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, stock rights plan or exchange of shares or other similar corporate change, the aggregate number of Shares issuable under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. In such event, the Committee shall also have discretion to make appropriate adjustments in the number and type of shares subject to restricted Share grants then outstanding under the Plan pursuant to the terms of such grants or otherwise.


                                  SECTION 7

                                PARTICIPATION

      A. Prior to the commencement of each Fiscal Year, Participants shall be recommended by the President and approved by the Committee. Participants are to be those key employees who, in the opinion of the Committee, are in a position to make a significant contribution to the long-term success of the Company. Participants for each Program shall be notified of their participation prior to the beginning of the first (1st) Fiscal Year of a Program. Participation in one (1) Program does not guarantee participation in subsequent Programs.

      B. For the Program beginning on January 1, 1995 only, the Committee, in its sole discretion, may select additional Participants to participate in the final one (1) or two (2) Fiscal Years of the 1995 Program. The Committee approval shall include the establishment of the Performance Incentive Award for any new Participant. If a Participant is added in the 1995 Program, the first (1st) Fiscal Year of his participation shall be substituted for the first (1st) Fiscal Year of the Performance Period for purposes of determining the number of Shares awarded under Section 9.

      C. For the Program beginning on January 1, 1995 only, the Committee, in its sole discretion, may discontinue the participation of a Participant forthe final one (1) or two (2) Fiscal Years of the 1995 Program. If a Participant's participation is discontinued in the 1995 Program, he shall forfeit, as soon as practicable after the effective date of his participation termination, two-thirds (2/3) of the Shares granted to him for such Program if his participation is discontinued for the final two (2) Fiscal Years of the 1995 Program or one-third (1/3) of the Shares granted to him for such Program if his participation is discontinued for the final Fiscal Year of the 1995 Program. At the end of the 1995 Program, the reduced share grant shall be adjusted in accordance with Section 16.


                                   SECTION 8

                       PERFORMANCE INCENTIVE AWARD GRANTS


      A. Each Program shall be subject to the limitations and terms provided in the Plan. A new Program shall commence on the first (1st) anniversary date of the preceding Program. These Programs shall be of three (3) year duration. The Performance Period beginning on January 1, 1994 shall be cancelled, conditioned upon the majority of Participants eligible for a bonus for the Performance Period beginning on January 1, 1994 consenting to its cancellation.

      B. The Committee shall determine for each Participant his Performance Incentive Award for each Program. Only one (1) grant shall be made to each Participant during each Program. Participants shall generally be notified of their individual Performance Incentive Award before the beginning of each Program.


                                    SECTION 9

                                 GRANT OF SHARES


      Concurrently with the beginning of each Performance Period, the Committee shall cause the Secretary of IPALCO to issue to each Participant a number of restricted Shares determined by dividing:

      (a) the Participant's Performance Incentive Award for such
Performance Period, by

      (b) the average of the closing of the high and low prices of the Shares for all of the business days in the November immediately preceding the beginning of the Performance Period (as reported in The Wall Street Journal), rounding up or down any fractional Share to the nearest whole Share.

Notwithstanding anything contained herein to the contrary, the Share grants for the Performance Period beginning on January 1, 1995 are conditioned upon the Plan being approved by IPALCO's shareholders in accordance with Section 28 hereof. At the end of the first (1st) Fiscal Year of each Performance Period (or, in the case of the January 1, 1995 Program at the end of 1997), the Share grants shall be adjusted, upward or downward, based on the Participant's actual Base Salary.

                                 SECTION 10

                    ESTABLISHMENT OF PERFORMANCE MEASURES

      A. The Performance Measures to be used initially are IPALCO's ranking versus the Peer Group on Cost Effective Service and Total Return to Shareholders. The Performance Measures need not be the same for each Program.

      B. Once a Program has begun and Performance Measures and the Performance Incentive Award Schedule have been established, they may not be changed for that Performance Period without the prior written approval of the majority of the Participants who may be adversely affected by such change.

      C. A Performance Incentive Award Schedule shall be recommended by the President and approved by the Committee before grants are made under each Program. The Committee shall approve or modify the proposed Schedule which will contain various levels of performance and corresponding Performance Incentive Award values.

      D. If the Company disposes of a significant part of the business of IPL, or acquires through purchase, merger, or otherwise the capital assets of any other company, the Committee may, in its sole and absolute discretion, adjust the Total Return to Shareholder and Cost Effective Service targets of a Performance Incentive Award Schedule for a Performance Period so as to reflect the financial impact of the acquisition.


                                 SECTION 11

                    DETERMINATION OF PERFORMANCE RESULTS

      A. Upon the completion of a Performance Period, the Shares awarded for each Participant shall be adjusted based upon the Performance Incentive Award Schedule approved for that Program. Notwithstanding the Performance Incentive Award Schedule, all of the Shares shall be forfeited if the Committee determines that for a given Plan Program cycle the quality and reliability of service of IPL deteriorates to the point that, for the last two
(2) consecutive years of that cycle, voltage reductions or selective service interruptions to the general public are necessary to maintain system integrity.

      B. At or prior to the commencement of each Performance Period for which the Committee selects one (1) or more Participants, the Committee shall select a Peer Group of comparable investor-owned electric utility companies or holding companies of comparable investor-owned electric utility companies. When selecting the membership of Peer Group for a Performance Period, the Committee shall not be bound by any decisions regarding the composition of any Peer Group selected for a prior or overlapping Performance Period.

      C. Cost Effective Service for the Company and each company in the Peer Group shall be the annual average of the Cost
Effective Service for the Fiscal Years in the Performance Period.
The Company's ranking shall be determined by its performance ranking versus the Peer Group.

      D. For each Performance Period, the Total Return to Shareholders of IPALCO shall be compared with the Total Return to Shareholders of the members of the Peer Group. Total Return to Shareholders for IPALCO and each member of the Peer Group shall be measured by the following formula (with appropriate adjust-ments for changes in capital structure due to stock dividends, stock splits, recapitalization, mergers, or other events having significant distorting effect on IPALCO or on any member of the Peer Group):

     1. For each Fiscal Year of the Performance Period:

               (a)     Subtract the Market Price of
          each company's common stock for the prior
          Fiscal Year from the Market Price of the company's common stock for the current Fiscal
          Year.

               (b)     Add to the result obtained in
          Step (a) the amount of all cash dividends paid by the company with respect to its common stock during the current Fiscal Year.

               (c)     Divide the result obtained in
          Step (b) by the Market Price of the company's common stock for the prior Fiscal Year.

     2. The calculated values from Step 1 for the Fiscal Years in the Performance Period shall then be converted to an annual average for the Performance Period.

IPALCO's ranking shall be determined by its performance ranking versus the Peer Group.


                                SECTION 12

                      RESTRICTIONS ON TRANSFERABILITY

     Until the lifting of the restrictions on the Shares granted hereunder, no Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Period of Restriction.


                                SECTION 13

                            CERTIFICATE LEGEND

     Each certificate representing restricted Shares granted pursuant to this Plan shall bear the following legend:

          ``The sale or other transfer of the shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the IPALCO Enterprises, Inc. Long-Term Performance and Restricted Stock Incentive Plan and rules of administration adopted pursuant to such Plan. A copy of the Restricted Stock Incentive Plan and the rules of such Plan may be obtained from the Secretary of IPALCO Enterprises, Inc.''

Once the restricted Shares are released from the restrictions, the Participant shall be entitled to have the legend required by this Section 13 removed from such Share certificate(s).

                                SECTION 14

                               VOTING RIGHTS

     During the Period of Restriction, Participants holding restricted Shares granted hereunder may exercise full voting rights with respect to those Shares.


                                SECTION 15

                     DIVIDENDS AND OTHER DISTRIBUTIONS

     During the Period of Restriction, Participants holding restricted Shares granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability as the restricted Shares with respect to which they were paid.


                                SECTION 16

                          LIFTING OF RESTRICTIONS

     The restricted Share grants under the Plan shall be subject to restrictions as to transferability and shall also be subject to forfeiture provisions. The lifting of the transferability restrictions and the forfeitability provisions shall be dependent on the Performance Measures during each Performance Period and on the continued employment of the Participant during the Period of Restriction.

     As soon as practicable after the end of a Performance Period, the Committee shall determine the adjustments, if any, that are required to be made to the Share grants for the Performance Period based on actual results of IPALCO under the Performance Measures for such Performance Period. This evaluation shall be completed no later than the July 1 immediately following the end of the Performance Period. After the adjustments are made in the Share grants consistent with the Performance Incentive Award Schedule for the Performance Period and after effectuating the adjustments described above rounding up or down any fractional share to the nearest whole share, the restrictions on the Shares held by a Participant at the end of the Performance Period (after adjusted as described above) shall be lifted on one-third (1/3) of the Shares as of the July 1 immediately following the Performance Period and shall be lifted in additional one-third (1/3) increments as of the first (1st) and second (2nd) anniversary of such July 1; provided, however, that except as provided in Section 17, 18 or 19 hereof:

     (1) the restriction shall be lifted on a July 1 only if the Participant is still employed by the Company on such date, and

     (2) if a Participant ceases to be employed by the Company before the restrictions lapse on the Shares held by him, the Shares still subject to restrictions shall be immediately forfeited.

Notwithstanding anything contained in this Plan to the contrary, the Committee shall have the complete discretion to delay the lifting of the restrictions on Shares under this Plan (including restrictions that lapse under

Sections 17 and 18) for a Participant to the extent it determines such delay is necessary to avoid the non-deductibility of the awards under Section 162(m) of the Internal Revenue Code of 1986, as amended; provided, however, that any decision to delay the lifting of the restrictions shall be required to be made and communicated to the affected Participant in writing before the beginning of the calendar year during which the restrictions would have been lifted but for the delay.


                                SECTION 17

               EFFECT OF PARTICIPANT'S ATTAINMENT OF AGE 65

     Notwithstanding anything contained in Section 16 hereof to the contrary, if a Participant attains age 65 after the end of a Performance Period but before his employment with the Company is terminated and before the restrictions lapse on the Shares granted for such Performance Period, the remaining employment restrictions on any Shares granted for such Performance Period held by the Participant (after the Performance Measure adjustments described in Section 16 are completed for such Performance Period) shall immediately lapse on the date of his attainment of age 65.

     Notwithstanding anything contained in Section 16 hereof to the contrary, if a Participant attains age 65 before his employment with the Company is terminated and before the end of a Performance Period but after completing at least one (1) full Fiscal Year of employment during such Performance Period, the remaining restrictions on any Shares attributable to such Performance Period held by the Participant (after the number of Shares are adjusted pursuant to the Performance Measure adjustments described in Section 16 hereof are completed for such Performance Period) shall lapse on the last calendar day of such Performance Period; provided, however, that if a Participant's employment with the Company is terminated, voluntarily or involuntarily, before his completion of at least two (2) Fiscal Years of employment, the Participant shall only be entitled to two-thirds (2/3) of the restricted Shares granted to him for such Performance Period (after the Performance Measure adjustments described in Section 16 hereof are completed for such Performance Period), rounding up or down any fractional Share to the nearest whole Share, and the remaining one-third (1/3) of the Shares shall be forfeited as soon as practicable after the end of the Performance Period.

     Notwithstanding anything contained in Section 16 hereof to the contrary but only to the extent expressly approved by the Committee, the provisions contained in the preceding two (2) paragraphs of this Section 17 shall also apply, in whole or in part, with respect to a Participant whose employment is terminated before age sixty-five (65) but after meeting the requirements for early retirement under the Employees' Retirement Plan of Indianapolis Power & Light Company (or any successor plan) to the extent the Committee waives the continued employment requirements; provided, however, that under no circumstances shall the waiver affect the Performance Measures adjustments provided in Section 11.


                                SECTION 18

      EFFECT OF TERMINATION OF EMPLOYMENT DUE TO DEATH OR
        DISABILITY

     Notwithstanding anything contained in Section 16 hereof to the contrary, if a Participant's employment with the Company is terminated by reason of his death or total and permanent disability (as such term is defined in the Employees' Retirement Plan of Indianapolis Power & Light Company or in any successor retirement plan thereto) that occurs after the end of the Performance Period but before the restrictions lapse on the Shares granted for such Performance Period, the remaining restrictions on any Shares attributable to such Performance Period held by the Participant (after the Performance Measure adjustments described in Section 16 hereof are completed for such Performance Period) shall immediately lapse on the date of his death or total and permanent disability, whichever is applicable.

     Notwithstanding anything contained in Section 16 hereof to the contrary, if a Participant's employment with the Company is terminated by reason of his death or total and permanent disability that occurs before the end of the Performance Period, the Participant shall be entitled to the number of Shares granted to him at the beginning of the Performance Period (as adjusted for Performance Periods beginning on or after January 1, 1998 to reflect the actual Base Salary paid to such Participant but only if the Participant's death or total and permanent disability occurs after the first (1st) Fiscal Year of the Performance Period), no further adjustments shall be effected with respect to such Shares, and such Shares shall be fully vested and transferable by such Participant or, if deceased, his legal representative.


                                SECTION 19

                          ACQUISITION OF CONTROL

     In the event that there is an Acquisition of Control and notwithstanding anything contained in Section 16 to the contrary, the lifting of the restrictions based on continued employment on the restricted Shares held by a Participant who was employed by the Company immediately preceding the date of the Acquisition of Control shall immediately occur. Moreover, no Shares may be forfeited after an Acquisition of Control, regardless of the actual performance of the Performance Measures for such Performance Period(s) during which the Acquisition of Control occurs; provided, however, that additional Shares (which Shares shall be freely transferable and nonforfeitable) may be granted at the end of the Performance Period in accordance with Section 16 hereof during which the Acquisition of Control occurs depending upon the results of the Performance Measures for such Performance Period.


                                SECTION 20

                          ELECTIVE SALE OF SHARES

     Participants shall also be permitted to cash-in up to fifty percent (50%) of the Shares (after the adjustments required by Section 16 are completed) that as of any July 1 cease to be subject to the continued employment requirements under Section 16 (the ``Eligible Shares'') in accordance with the following provisions:

     (a) Election to Participate. Subject to the disapproval of the Committee, any Participant may elect to receive cash in lieu of all or some of the Eligible Shares by tendering a written election to the Secretary of IPALCO before the end of the calendar year immediately preceding the July 1 on which the restrictions on such Eligible Shares lapse, which election becomes irrevocable on the last day of such calendar year; provided, however, that until the new rules under Section 16 of the Exchange Act (as defined in Section 2.A) for exemption of benefit plan transactions become applicable to transactions by IPALCO insiders, the Committee may modify the procedure for the cash election described above to the extent it determines necessary to exempt the cash out as a sale under Section 16 of the Exchange Act.

     (b) Payment of Cash. If a Participant elects under this Section to receive all or a portion of his Eligible Shares in cash, the Committee shall cause IPALCO to pay the Participant on the first (1st) business day of the July on which the restrictions lapse an amount determined by multiplying:

           (i) the number of his Eligible Shares to be converted into cash, by

          (ii) the mean between the high and low sales price of the Shares on the last trading date of the June immediately preceding such July; provided, however, that until the new rules under Section 16 of the Exchange Act for exemption of benefit plan transactions become applicable to transactions by IPALCO insiders and if the Committee modifies the procedures for making the cash election in accordance with (b) above, the applicable trading date to be used in determining the cash payment shall be the date or dates established by the Committee procedures.

     (c) The Compensation Committee may also adopt other rules which shall allow retired, disabled Participants and/or the beneficiaries of deceased Participants with Shares with restrictions that lapse in accordance with Section 17 and Section
18 to cash in the Shares consistent with this Section.


                                SECTION 21

                          NO EMPLOYMENT CONTRACT

     The Plan is not and is not intended to be an employment contract with respect to any of the Participants, and IPALCO's and IPL's rights to continue or to terminate the employment relationship of any Participant shall not be affected by the Plan.


                                SECTION 22

                         AMENDMENT AND TERMINATION

     The Board may at any time amend, modify, alter, or terminate the Plan; provided, however, that without the approval of the IPALCO shareholders:

     (a) the number of Shares which may be reserved for issuance under the Plan may not be increased except as provided in Section 9 hereof;

     (b) the class of employees to whom grants may be granted under the Plan shall not be modified materially; and

     (c) the benefits accruing to Participants under the Plan shall not be increased materially within the meaning of Reg. 16b-3(a) (2) (ii) (A) promulgated under the
          Exchange Act (as defined in Section 2.A);

provided, further, that except for the modifications expressly permitted by the last paragraph of Section 16 hereof, any amendment, modification, alteration or termination to the Plan which increases the restrictions as to transferability or forfeitability of any restricted Shares granted hereunder to a Participant, including any Performance Measure adjustments which occur at the end of a Performance Period, shall not become effective until the first (1st) Performance Period following the Performance Period during which such amendment, modification, alteration or termination to the Plan is adopted without the written consent of the majority of the Participants adversely affected by the change.


                                SECTION 23

                              INDEMNIFICATION

     Each person who is or shall have been a member of the Board of Directors or the Committee shall be indemnified and held harmless by IPALCO against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof with IPALCO's approval, or paid by him in satisfaction of a judgment in any such action, suit or proceeding against him, provided he shall give IPALCO an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the IPALCO Articles of Incorporation or Code of By-Laws, as a matter of law, or otherwise, or any power that IPALCO may have to indemnify them or hold them harmless.


                                SECTION 24

                               GOVERNING LAW

     The Plan, and all grants and other documents delivered hereunder, shall be construed in accordance with and governed by the laws of Indiana.


                                SECTION 25

                             EXPENSES OF PLAN

     The expenses of administering the Plan shall be borne by IPALCO.


                                SECTION 26

                                SUCCESSORS

     The Plan shall be binding upon the successors and assigns of the Participating Employers.

                                SECTION 27

                              TAX WITHHOLDING

     IPALCO or IPL, as appropriate, shall have the right to require the Participant or other person receiving Shares to pay to IPALCO or IPL the amount of any federal, state or local taxes which IPALCO or IPL are required to withhold with respect to such Shares. If permitted by the Committee and pursuant to rules established by the Committee, a Participant may make a written election to have Shares having an aggregate fair market value, as determined by the Committee, sufficient to satisfy the applicable withholding taxes, withheld from the Shares otherwise to be received at the end of the Period of Restriction. Elections by Participants to have Shares withheld for this purpose shall be subject to the following restrictions: (1) the elections must be made prior to the date as of which the amount of tax withheld is determined (the ``Tax Date''), (2) the elections will be irrevocable, (3) the elections will be subject to the disapproval of the Committee and (4) if a Participant is an officer (within the meaning of Section 16 of the Exchange Act (as defined in Section 2.A)) of IPALCO or IPL and the Shares are registered under Section 12 of the Exchange Act, such elections (a) may not be made within six (6) months of the award of restricted Shares except that this limitation will not apply if death or disability of the Participant occurs prior to the expiration of the six (6) month period), and (b) must be made either more than six (6) months prior to the Tax Date or in the ten (10) business day ``window period'' beginning on the third (3rd) business day following the release of IPALCO's quarterly or annual financial statements; provided, however, that until such time that the new rules under Section 16 of the Exchange Act (as defined under Section 2.A) for exemption of benefit plan transactions become applicable for the Plan, the election must be made in the ten
(10) day `'window period'' described in this Section.


                                SECTION 28

                    EFFECTIVE DATE AND DURATION OF PLAN

     This amended and restated Plan shall be effective January 1, 1995; provided, however, that the granting of Shares is conditioned upon the approval of the Plan by the holders of a majority of the Shares present, or represented, and entitled to vote at IPALCO's 1995 annual shareholder meeting. The Performance Periods beginning before January 1, 1995 shall be governed by the provisions of the Plan in effect before January 1, 1995. Notwithstanding the above and conditioned upon the approval of the majority of the affected Plan Participants, the Performance Period beginning on January 1, 1994 shall be cancelled.

SUPPLEMENT NUMBER ONE TO PROXY STATEMENT FOR IPALCO ENTERPRISES, INC.
      This page 13 replaces page 13 in the enclosed Proxy Statement

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

                        AND FY-END OPTION/SAR VALUES


                                                                                Number of
                                                                                Securities              Value of
                                                                                Underlying              Unexercised
                                                                                Unexercised             In-the-Money
                                                                                Options/SARs at         Options/SARs at
                                                                                FY-End                  FY-End ($)*

                                Shares Acquired                                 Exercisable/            Exercisable/
Name                            On Exercise (#)         Value Realized ($)      Unexercisable           Unexercisable
- -------------------             ---------------         ------------------      ------------------      ----------------

John R. Hodowal                        -0-                    -0-               85,000(e)                 ----
                                                                                70,000(u)                 ----

Ramon L. Humke                       5,000                 35,000               85,000(e)               $ 58,750 (e)
                                                                                40,000(u)                 ----

John R. Brehm                       30,000                195,000               15,000(e)                 ----
                                                                                20,000(u)                 ----

N. Stuart Grauel                    25,000                169,550               20,000(e)                 ----
                                                                                20,000(u)                 ----

Gerald D. Waltz                        -0-                    -0-               40,000(e)               $ 62,500 (e)
                                                                                20,000(u)                 ----
- ------------------------------

(e)         Exercisable.
(u)         Unexercisable.
*           Based upon year-end closing market price of $30.00 per share of common stock.

                TABLE II


[form of proxy/instruction card]

                         IPALCO ENTERPRISES, INC.

This Proxy/Instruction Card is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints John R. Hodowal and Bryan G. Tabler as Proxies, each with the power of substitution, and authorizes them to represent and vote and/or, in the case of shares held in the Automatic Dividend Reinvestment and Stock Purchase Plan, instructs the agent for such Plan to execute a proxy empowering the above-named persons to vote, as designated below, all the shares of IPALCO Enterprises, Inc. common stock held of record by the undersigned and/or credited to the undersigned's account in such Plan on February 27, 1995, at the annual meeting of the shareholders to be held April 19, 1995, or at any adjournment thereof, with respect to the matter(s) set forth below.

1.   Election of Six Nominees For Director, namely:
                                        Otto N. Frenzel III;
                                        Earl B. Herr, Jr.;
                                        Sam H. Jones;
                                        Andre B. Lacy;
                                        L. Ben Lytle;
                                        Thomas M. Miller
     [ ] Vote For All Nominees

     [ ] Withhold Vote from All Nominees

     [ ] Vote For All Nominees, Except Nominees written below:

         ------------------------------------------------------
         (Please write name(s) of Nominee(s) from whom vote is withheld)

2.   Approval of the IPALCO Enterprises, Inc. Long-term
     Performance and Restricted Stock Incentive Plan (as amended and restated effective January 1, 1995).

     [ ]  For       [ ]  Against             [ ]  Abstain

                         (FOLD HERE - DO NOT TEAR)

This Proxy/Instruction Card when properly executed will be voted in the manner directed by the undersigned shareholder. If not otherwise indicated, this Proxy/Instruction Card will be voted FOR Proposals 1 and 2 and confers discretionary authority to vote on currently unknown matters properly presented to the meeting. This Proxy/Instruction Card shall be voted on those matters properly presented in accordance with the best judgment of the named Proxies.

Receipt of the Notice of Annual Meeting and Proxy Statement dated
March 6, 1995, and the 1994 Annual Report is hereby acknowledged.

                                   Dated ________________,1995.



Your signature must be exactly     ______________________________
as your name appears below.        (SIGNATURE)
When signing as attorney-in-fact,
executor, administrator, trustee,
guardian or corporate officer,     ______________________________
please give full title as such.    (SIGNATURE IF HELD JOINTLY)


Please complete
1995 Proxy at right.
Then date, sign,
detach it from this
form at perforations,
fold it and return
immediately in
accompanying
postage guaranteed
envelope.




Account ID:

    ADDRESS CHANGE

______________________
STREET

______________________
APT. NO./P.O. BOX

______________________
CITY

______________________
STATE

______________________
ZIP CODE

______________________
SIGNATURE

[at perforation]

(DETACH HERE)

[letter soliciting voting instructions
from participants in Employees' Thrift Plan]

                                    IPL

                    INDIANAPOLIS POWER & LIGHT COMPANY



                                             March 6, 1995



TO PARTICIPANTS IN THE EMPLOYEES' THRIFT PLAN:

     As a participant in the Employees' Thrift Plan, you are entitled to direct the manner in which shares of stock of IPALCO Enterprises, Inc., (``IPALCO'') in which you have an interest, shall be voted by the Trustee at the forthcoming Annual Meeting of Shareholders of IPALCO to be held April 19, 1995. This right is given to you by Section 305.90 of the Thrift Plan.

     Enclosed is a copy of the Notice of the Annual Meeting and Proxy Statement dated March 6, 1995 and an Instruction Card indicating the number of shares with respect to which you may give voting instructions to the Trustee. You may instruct the Trustee how you wish such shares to be voted by placing a mark in the box which expresses your choice.

     The only business to be acted upon at the meeting of which Management is presently aware, is the election of six directors to hold office for terms of three years each and until their successors are duly elected and qualified, and the approval of the IPALCO Long-Term Performance and Restricted Stock Incentive Plan.

     It is important that you instruct the Trustee as to the voting of the shares in which you have an interest. After designating how you wish such shares to be voted, sign the instruction form and return it via intra company mail to the Secretary of IPALCO, Room 729, Electric Building, on or before April 13, 1995.

     Shares with respect to which no voting instructions are given will be voted by the Trustee in its discretion.

                              /s/ John D. Wilson

                              John D. Wilson, Secretary
                              Employees' Pension Committee

[form to be executed by Thrift Plan participants]

                         IPALCO ENTERPRISES, INC.
                  Instructions To Thrift Plan Trustee For
             Annual Meeting Of Shareholders -- April 19, 1995



TO THE EMPLOYEE PENSION COMMITTEE:

     I understand that in accordance with Section 305.90 of the Thrift Plan, I may instruct the voting of the number of shares shown on this form. Will you please direct the Trustee to execute a proxy empowering the persons appointed therein to vote as follows:

1.   Election of Six Nominees For Director, namely: Otto N.
     Frenzel III; Earl B. Herr, Jr.; Sam H. Jones; Andre B. Lacy;
     L. Ben Lytle; Thomas M. Miller

     [ ]   Vote For All Nominees

     [ ]   Withhold Vote from All Nominees

     [ ]   Vote For All Nominees, Except Nominees written below:


   ______________________________________________________________
      (Please write name(s) of Nominee(s) from whom vote is withheld)

2.   Approval of the IPALCO Enterprises, Inc. Long-term
     Performance and Restricted Stock Incentive Plan (as amended and restated effective January 1, 1995).

     [ ]   For         [ ]  Against        [ ]  Abstain

                         (FOLD HERE - DO NOT TEAR)

The Trustee will execute the proxy as above directed, or, if no choice is indicated, the proxy will be voted by the Trustee in its discretion. This instruction card confers discretionary authority to vote on currently unknown matters properly presented to the meeting.

Receipt of the Notice of Annual Meeting and Proxy Statement dated
March 6, 1995, and the 1994 Annual Report is hereby acknowledged.

                                        Dated ____________, 1995.


Your signature must be exactly as       _________________________
your name appears below.                (SIGNATURE)




Please complete
1995 Instruction Card
at right. Then date,
sign, detach it from this
form at perforations,
fold it and return
immediately in
accompanying
interoffice envelope.





[at perforation]

(DETACH HERE)